EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Interline Brands, Inc. on Form S-4 of our report dated March 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS 133, SFAS 142 and SFAS 145), appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.


/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Jacksonville, Florida
July 3, 2003